EXHIBIT 5.1

                  [LETTERHEAD OF MORSE, ZELNICK, ROSE & LANDER]

                                 August 10, 1998

Professional Detailing, Inc.
10 Mountainview Road
Upper Saddle River, New Jersey 07458

               Re: Registration Statement on Form S-8

Dear Sirs:

      We have acted as counsel to Professional Detailing, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of shares of Common Stock par value $.01 per share (the "Shares") issuable upon exercise of options granted and to be granted under the Company's 1998 Stock Option Plan (the "Option Plan").

      In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, resolutions adopted by the Company's Board of Directors, the Option Plan, the form of Options granted thereunder, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion.

      Based upon the foregoing, we are of the opinion that the Shares issuable upon exercise of the options granted and to be granted pursuant to the Option Plan have been duly and validly authorized for issuance and when issued and delivered as contemplated by such options will be legally issued, fully paid and non-assessable.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC thereunder. Members of the firm own the securities of the Company described in Part II-Item 5 of the Registration Statement.

                                  Very truly yours,

                                  /s/ Morse, Zelnick, Rose & Lander, LLP
                                  ----------------------------------------------
                                  Morse, Zelnick, Rose & Lander, LLP


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